Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the registration statements of Medical Dynamics, Inc. on Form S-3 and Form S-8 of our report dated November 30, 2000, on our audits of the consolidated financial statements of Medical Dynamics, Inc. as of September 30, 2000, and for the years ended September 30, 2000 and 1999, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."



By: /s/ HEIN & ASSOCIATES LLP
-----------------------------
HEIN & ASSOCIATES LLP

Denver, Colorado
December 19, 2000